SECOND AMENDED AND RESTATED BY-LAWS

OF

GRAPHON CORPORATION

ARTICLE I
OFFICES

Section 1.                       Registered Office.  The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.                       Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
STOCKHOLDERS

Section 3.                       Meetings.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Nomination of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Article II, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article II.

Section 4.                       Notice by Stockholders.  At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  For nominations or other business to be properly brought before a meeting by a stockholder pursuant to Section 1 of this Article, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary of the date on which the corporation first mailed its proxy materials for the immediately preceding annual meeting; provided, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth:

(a)           as to each person whom the stockholder proposes to nominate for election or reelection as a director, the name, age, business address and residence address of such person; the principal occupation or employment of such person; the class and number of shares of capital stock of the corporation that are beneficially owned by such person, if any, and any other direct or indirect pecuniary or economic interest in any capital stock of the corporation of such person, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement; and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the nomination and of any material interest in such nomination of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; provided, that the corporation may require any proposed nominee to furnish such other information as may be reasonably required by the corporation to determine the qualifications of such nominee to serve as a director of the corporation;

(b)           as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business, and of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(c)           as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the corporation of any such person, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement, and, in the case of such stockholder, his commitment to remain a stockholder through the date of the stockholders meeting with respect to which his notice was given, and (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the corporation; and

(d)           a representation that such stockholder and, if applicable, beneficial owner, intends to appear in person or by proxy at the stockholders meeting to make such nominations or bring such business before the meeting.

Notwithstanding anything in the second sentence of Section 2 of this Article to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least one hundred (100) days prior to the first anniversary of the mailing of proxy materials for the preceding year’s annual meeting, a stockholder’s notice required by this Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

For purposes of this Article II, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The requirements of this Article II apply to all stockholder nominations and all stockholder proposals, whether or not such nominations or proposals are sought to be included in the corporation’s proxy statement; provided, however, that nothing in this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to and in accordance with Rule 14a-8 under the Exchange Act.

Section 5.                       Annual Meetings.  Annual meetings of stockholders shall be held on such date and at such time as shall be designated by the board of directors from time to time and stated in the notice of the meeting. If any annual meeting for the election of directors shall not be held on the date designated therefore, the board of directors shall cause the meeting to be held as soon thereafter as is convenient.  At each annual meeting, stockholders shall elect directors to succeed those whose terms expire in that year and transact such other business as may properly be brought before the meeting.

Section 6.                       Meeting Notices.  Written notice of stockholder meetings, whether annual or special, stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before the date of the meeting.  Written notice of a special meeting shall state the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.  Except as otherwise required by law, notice of any meeting of stockholders following an adjournment shall not be required to be given if the time and place thereof are announced at the meeting that is adjourned.

Section 7.                       Voting Lists.  The officer who has charge of the stock ledger of the corporation shall prepare and make or cause to be prepared and made through a transfer agent appointed by the board of directors, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 8.                       Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the chairman, president or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in the amount of the entire capital stock of the corporation issued and outstanding that are entitled to vote.

Section 9.                       Quorum.  The holders of a majority of the stock issued and outstanding that are entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

When a quorum is present at any meeting, (a) the vote of the holders of a plurality of the stock having voting power present in person or represented by proxy shall decide any election of directors or director nominees brought before the meeting, and (b) the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide all other questions  brought before the meeting, unless the question is one upon which, by express provision of the statutes, the rules or regulations of any stock exchange applicable to the corporation, these by-laws, or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.                       Voting of Shares.  Unless otherwise specifically provided by statute, the certificate of incorporation of the corporation, or these by-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

Section 11.                       Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her, or it by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  Such authorization must be in writing and executed by the stockholder or his, her, or its authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, that the facsimile or electronic transmission either sets forth or is submitted with information from which it can be determined that the facsimile or electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a writing or transmission authorized by this Section 9 may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No ballot, proxies or votes, nor any revocations thereof or changes thereto shall be accepted after the time set for the closing of the polls unless the Court of Chancery, upon application of a stockholder, shall determine otherwise. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the secretary of the corporation. The vote for directors shall be by ballot.

Section 12.                       No Informal Action by Stockholders.  Stockholders of the corporation shall have no right to take any action by written consent without a meeting.

Section 13.                       Stock Ledger.  The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 5 of this Article or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 14.                       Conduct of Meeting.  Unless otherwise provided by the board of directors, the chief executive officer shall act as chairman; and the secretary, or in his absence an assistant secretary, shall act as secretary of the meeting.  The order of business shall be determined by the chairman of the meeting.

ARTICLE III
DIRECTORS

Section 15.                       Number, Tenure and Qualifications.  The number of directors that shall constitute the whole board shall be determined by the board of directors.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4 of this Article, and each director elected shall hold office until (a) his or her successor is elected and qualified, (b) the expiration of the term for which he or she is elected, or (c) his or her earlier resignation or removal, except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.  Directors need not be stockholders.

Section 16.                       Nominations of Directors.  Only such persons who are nominated in accordance with the procedures set forth in Article II, Section 2 shall be eligible to serve as a directors and only such business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting of stockholders in accordance with the procedures set forth in Article II, Section 4.  Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these by-laws and, if any proposed nomination or business is not in compliance with these by-laws, to declare that such defective proposal or nomination shall be disregarded.  The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these by-laws, and if he should so determine, the chairman shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be transacted.

Section 17.                       Classes of Directors.  The directors of the corporation shall be divided into three (3) classes as nearly equal in size as is practicable, designated as Class I, Class II, and Class III.  At the 2009 annual meeting of the stockholders, the term of the office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years.  At the 2010 annual meeting of the stockholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years.  At the 2011 annual meeting of stockholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years.  At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting.  If the number of directors is hereafter changed, each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his current term and any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

Section 18.                       Vacancies.  Except as otherwise provided by law, any vacancy on the board of directors (whether because of death, resignation, removal, an increase in the number of directors, or any other cause) may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election at which directors of the applicable class are scheduled to be elected and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.  A director may be removed from office by the affirmative vote of the holders of a majority (50.01%) of the outstanding voting stock of the corporation entitled to vote at an election of directors.

Section 19.                       General Powers.  The business of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the certificate of incorporation, or by these by-laws directed or required to be exercised or done by the stockholders.

Section 20.                       Meetings.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 21.                       First Meeting.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 22.                       Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 23.                       Special Meetings.  Special meetings of the board may be called by either the chairman of the board or the president on forty-eight (48) hours’ notice to each director, either personally or by telephone, facsimile, or other electronic transmission; special meetings shall be called by the president or the secretary in a like manner and on like notice on the written request of a majority of the board, unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director; provided, however, that a meeting may be called on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.  Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat or if notice thereof shall be waived either before or after such meeting in writing by all absentees therefrom, provided a quorum be present thereat.  Notice of any adjourned meeting need not be given.

Section 24.                       Quorum.  At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 25.                       Organization.  At each meeting of the board of directors, the chairman of the board of directors, or in his or her absence, the president of the corporation, or in his or her absence, a vice chairman, or in the absence of all of said officers, a chairman chosen by a majority of the directors present, shall preside.  The secretary of the corporation, or in his or her absence, an assistant secretary, if any, or, in the absence of both the secretary and assistant secretaries, any person whom the chairman shall appoint, shall act as secretary of the meeting.

Section 26.                       Informal Action by Directors.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 27.                       Participation by Conference Telephone.  Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 28.                       Committees.  The board of directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation.  The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that, if the resolution of the board of directors so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member or alternate member.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the by-laws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  A majority of those entitled to vote at any meeting of any committee shall constitute a quorum for the transaction of business at that meeting.

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 29.                       Compensation.  Unless otherwise restricted in the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors or committee and may be paid a fixed sum for attendance at each meeting of the board of directors or such committee and/or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
NOTICES

Section 30.                       Written Notice.  Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice shall be in writing and shall be given in person or by mail to such director or stockholder.  If mailed, such notice shall be addressed to such director or stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telephone, facsimile, or other form of electronic transmission.

Section 31.                       Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes, the certificate of incorporation, or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 32.                       Number.  The officers of the corporation shall be chosen by the board of directors and shall include a president, a chief financial officer, and a secretary.  The board of directors, in its discretion, may also choose a chairman of the board of directors and one or more vice chairmen of the board of directors from among their members and one or more vice-presidents, assistant treasurers and assistant secretaries.  The board of directors may appoint such other officers and agents as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.  Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.  The officers of the corporation need not be stockholders of the corporation.

Section 33.                       Election and Term of Office.  The board of directors at its first meeting and after each annual meeting of stockholders shall elect the officers of the corporation.  The officers of the corporation shall hold office until their successors are chosen and qualify.

Section 34.                       Removal.  Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors or by any committee or superior officer upon whom such power of removal may be conferred by the board of directors.

Section 35.                       Vacancies.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 36.                       Chairman of the Board of Directors.  The chairman of the board of directors, if any,  shall preside, if present, at all meetings of the board of directors and stockholders at which he or she shall be present.  Except where by law the signature of the president is required, the chairman of the board of directors shall possess the same power as the chief executive officer or president to sign all documents of the corporation that the chief executive officer or president may be authorized to sign by these by-laws or by the  board of directors. The chairman of the board of directors shall see that all orders and resolutions of the board of directors are carried into effect and shall from time to time report to the board of directors all matters within his or her knowledge that the interests of the corporation may require to be brought to their notice.  During the absence or disability of the president, the chairman of the board of directors shall exercise all the powers and discharge all the duties of the president unless the board of directors shall designate another officer to exercise such powers and discharge such duties.  The chairman of the board of directors shall also perform such other duties and he or she may exercise such other powers as from time to time may be prescribed by these by-laws or by the board of directors.

Section 37.                       Vice Chairmen of the Board of Directors.  The vice chairmen of the board of directors, if any, shall perform such duties and may exercise such powers as from time to time may be prescribed by the board of directors.

Section 38.                       President.  The president shall be the chief executive officer of the corporation unless the board of directors shall designate another officer as chief executive officer, and shall have general and active management of the business, subject to the control of the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect.  In the absence of the Chairman of the Board, the president shall preside at all meetings of the board of directors and of the stockholders at which he or she shall be present. The president shall vote all shares of stock of any other corporation standing in the name of this corporation, except where the voting thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.  The president shall also perform all duties incident to the office of the president and such other duties as may be prescribed by these by-laws or by the board of directors from time to time.

Section 39.                       The Vice-Presidents.  Each vice-president shall perform such duties and have such powers as the board of directors or chief executive officer may from time to time prescribe.  At the request of the board of directors, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 40.                       The Chief Financial Officer.  The chief financial officer shall be the treasurer of the corporation unless the board of directors shall designate another officer as treasurer.  If required by the board of directors, the chief financial officer shall give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.  The chief financial officer shall:  (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give  receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws; (b) sign (unless the secretary or other proper officer thereunto duly authorized by the board of directors shall sign), with the chairman of the board of directors, or president, or a vice president, certificates for shares of the capital stock of the corporation, the issue of which shall have been authorized by resolution of the board of directors; provided, that the signatures of the officers of the corporation thereon may be facsimile as provided in these by-laws; (c) disburse funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as chief financial officer and of the financial condition of the corporation; and (d) in general perform all the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him or her by the chief executive officer or by the board of directors.

Section 41.                       The Secretary.  The secretary shall:  (a) attend all meetings of the board of directors and all meetings of the stockholders and keep the minutes of the stockholders’ and of the board of directors’ meetings in one or more books provided for that purpose; and at the request of the board of directors shall also perform like duties for the standing committees thereof when required; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder that shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; (f) sign (unless the chief financial officer or other proper officer thereunto duly authorized by the board of directors shall sign), with the chairman of the board of directors, or president, or a vice president, certificates for shares of the capital stock of the corporation the issue of which shall have been authorized by resolution of the board of directors; provided, that the signatures of the officers of the corporation thereon may be facsimile as provided in these by-laws; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chairman of the board, the president or by the board of directors.

Section 42.                       Assistant Treasurers and Assistant Secretaries.  The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.  The assistant treasurers and assistant secretaries, in general, or if there be more than one, the assistant treasurers and assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall perform such duties as shall be assigned to them by the chief financial officer or the secretary, respectively, or by the chief executive officer or the board of directors, and in the event of the absence, inability or refusal to act of the chief financial officer or the secretary, the assistant treasurers or assistant secretaries (in the order  designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief financial officer or the secretary, respectively.

Section 43.                       Other Officers.  Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the chief executive officer or the board of directors. The board of directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 44.                       Other Positions.  The chief executive officer may authorize the use of titles, including the titles of chairman, president and vice president, by individuals who hold management positions with the business groups, divisions or other operational units of the corporation, but who are not and shall not be deemed officers of the corporation.  Individuals in such positions shall hold such titles at the discretion of the appointing officer, who shall be the chief executive officer or any officer to whom the chief executive officer delegates such appointing authority, and shall have such powers and perform such duties as such appointing officer may from time to time determine.

Section 45.                       Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors, or by one or more committees or officers to the extent so authorized from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE VI
INTERESTED DIRECTORS AND OFFICERS

Section 46.                       No contract or transaction between or among the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his or her relationship or interests and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

The common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 47.                       Right to Indemnification.  To the fullest extent permitted by applicable law, the corporation shall indemnify (and advance expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits the corporation to provide indemnification) through these by-laws, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to any action for breach of duty to the corporation, its stockholders, and others.

No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty or loyalty to the corporation or its stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit.  If the DGCL is hereafter amended to permit the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment, the indemnification rights conferred by this Article VII shall be broadened to the fullest extent permitted by the DGCL, as so amended.

Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or a direct or indirect subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation that was predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation (the “Indemnified Persons”), shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in defense of any such Proceeding prior to its final determination, to the fullest extent authorized by the DGCL.  In any Proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the DGCL.

The rights to indemnification and advancement of expenses conferred by this Article VII shall be presumed to have been relied upon by the Indemnified Persons in serving or continuing to serve the corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by an Indemnified Person, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the DGCL, as amended and in effect from time to time.

Section 48.                       Protection of Rights.  If a claim under this Article VII is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any Proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the DGCL.

Section 49.                       Miscellaneous.

(i) Non-Exclusivity of Rights.  The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.  The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation or others and for such other Indemnified Persons as it shall deem appropriate.

(ii) Insurance, Contracts and Funding.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL.  The corporation may enter into contracts with any Indemnified Person in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article.

(iii) Contractual Nature.  The provisions of this Article shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions that occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.  This Article shall be deemed to be a contract between the corporation and each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity that entitles him to indemnification hereunder and any repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any Indemnified Person’s entitlement to the advancement of expenses or indemnification under this Article for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

(iv) Severability.  If this Article or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

ARTICLE VIII
CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 50.                       Certificates of Stock.  The shares of capital stock of the corporation shall be represented by a certificate in such form or forms from time to time approved by the board of directors, unless and until the board of directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by (a) the chairman of the board of directors, president or a vice-president and (b) by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary of the corporation certifying the number of shares owned by such stockholder in the corporation. Where a certificate is signed by (x) a transfer agent of the corporation other than the corporation or its employee, or (y) by a registrar other than the corporation or its employee, the signature of the chairman of the board of directors, president, vice president, chief financial officer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefore, and the amount paid thereon shall be specified.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 51.                       Records of Certificates.  A record shall be kept of the name of the person, firm or corporation of record holding the stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 3 of this Article.

Section 52.                       Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 53.                       Transfers of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 54.                       Fixing Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or  entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 55.                       Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 56.                       Books and Records.  The books and records of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated, from time to time, by the board of directors or these by-laws.

ARTICLE IX
GENERAL PROVISIONS

Section 57.                       Execution of Documents.  The chief executive officer, or any other officer, employee or agent of the corporation designated by the board of directors or designated in accordance with corporate policy approved by the board of directors, shall have the power to execute and deliver proxies, stock powers, deeds, leases, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for payment of money and other documents for and in the name of the corporation, and such power may be delegated (including the power to re-delegate) by the chief executive officer or to the extent provided in such corporate policy by written instrument to other officers, employees or agents of the corporation.

Section 58.                       Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 59.                       Fiscal Year.  The fiscal year of the corporation shall end on the last day of December in each year.

Section 60.                       Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  Unless the board of directors shall otherwise direct in specific instances, the seal, when so impressed or affixed, shall be attested by the signature of the secretary or an assistant secretary.

The secretary shall be the custodian of the seal and shall affix the seal to all papers that may require it upon the authorization of the chairman, the president, a committee of the board of directors, or any other officer designated by the board of directors.

ARTICLE X
AMENDMENTS

Section 61.                       Amendments; Generally.  These by-laws may be repealed, altered, amended or rescinded, in whole or in part, or new by-laws may be adopted by the stockholders or the board of directors; provided, however, that notice of such repeal, alteration, amendment, rescission or adoption of new by-laws be contained in the notice of such meeting of stockholders or board of directors, as the case may be.  All such amendments must be approved by either the holders of a at least sixty-six and two-thirds percent (66 2/3%) of the outstanding capital stock entitled to vote thereon or by the board of directors.